SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2011

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-29089	06-1562417
(Commission file number)	(I.R.S. employer identification no.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.03 and 8.01. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year; Other Events.

Effective January 6, 2011, Antigenics Inc. (the “Company”) changed its name to Agenus Inc. (the “Name Change”). The Name Change was effected pursuant to Section 253(b) of the Delaware General Corporation Law (the “DGCL”) by merging Agenus Inc., a wholly-owned subsidiary of the Company, with and into the Company (the “Merger”) and filing a Certificate of Ownership and Merger with the Secretary of State of Delaware on January 5, 2011 with an effective time of 8:00 a.m. Eastern time on January 6, 2011. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Outstanding stock certificates for shares of the Company are not affected by the Name Change; they continue to be valid and need not be exchanged. A new form of stock certificate for the Company’s common stock reflecting the new name of the Company is attached hereto as Exhibit 4.1.

The Company’s common stock will continue to trade on the NASDAQ Capital Market under the same ticker symbol (AGEN) as it traded under prior to the Name Change. In connection with the Name Change, the Company’s common stock has been assigned a new CUSIP number of 00847G 101.

On January 6, 2011, the Company issued a press release announcing the Name Change. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 6, 2011, the amended and restated bylaws of the Company (the “Amended Bylaws”) reflecting the Name Change, as previously approved by the Company’s Board of Directors, became effective. Other than the Name Change, no changes were made to the Company’s bylaws in effect prior to January 6, 2011. A copy of the Amended Bylaws is attached hereto as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Ownership and Merger, as filed on January 5, 2011 with the Delaware Secretary of State.

3.2	Fifth Amended and Restated Bylaws of Agenus Inc.

4.1	Form of Certificate representing Common Stock.

99.1	Press release dated January 6, 2011 issued by Agenus Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: January 6, 2011
	By:	/S/ GARO H. ARMEN
Garo H. Armen
Chairman & CEO

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Ownership and Merger, as filed on January 5, 2011 with the Delaware Secretary of State.

3.2	Fifth Amended and Restated Bylaws of Agenus Inc.

4.1	Form of Certificate representing Common Stock.

99.1	Press release dated January 6, 2011 issued by Agenus Inc.

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